Exhibit 5.1

Morgan, Lewis & Bockius LLP

Counselors at Law

1701 Market Street

Philadelphia, PA 19103-2921

215-963-5000

Fax: 215-963-5001

June 26, 2013

Strategic Diagnostics Inc.

111 Pencader Drive

Newark, Delaware 19702

RE: Strategic Diagnostics Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Strategic Diagnostics Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 4,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), which may be issued under the Company’s 2000 Stock Incentive Plan (the “Plan”).

In connection with this opinion letter, we have examined the Plan, the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation, as amended and supplemented to the date hereof, and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. As to matters of fact, we have relied on representations of officers of the Company.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP